SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                       Date of Report:  June 3, 1994
                     (Date of earliest event reported)


                         COMMUNITY BANK SYSTEM, INC.
             (Exact name of registrant as specified in charter)



            Delaware                0-11716          16-1213679
     (State or other jurisdiction   (Commission   (IRS Employer
           of incorporation         File number)  Identification Number


         5790 Widewaters Parkway, DeWitt, New York       13214
         (Address of principal executive officer)    (Zip Code)


                    Registrant's telephone number,
                 including area code:   (315) 445-2282


                               Not Applicable
     (Former name or former address, if changed since last report)

Item 5.  Other Events.

     See News Releases of Community Bank System, Inc. set forth on the following pages.

Community Bank, N.A.
5790 Widewaters Parkway
DeWitt, New York 13214

                             NEWS RELEASE

For further information
please contact:

Sanford A. Belden
President & C.E.O.
Office: (315) 445-2282
Fax: (315) 445-2997

Michael A. Patton
Regional President
Office: (716) 372-0110
Fax: (716) 372-0679

FOR IMMEDIATE RELEASE

June 4, 1994

              COMMUNITY BANK, N.A. Purchases Three Branches

      Syracuse, New York, June 4, 1994 -- COMMUNITY BANK,
N.A.(CBNA), a DeWitt-based bank with $785 million in assets which has its Southern Region Headquarters in Olean, NY, is pleased to announce that it has just assumed the deposit liabilities for three branches of the former Columbia Banking FSA from the Resolution Trust Corporation (RTC).

      The purchase includes deposits totaling nearly $63.0 million and banking facilities for the three offices, which will now operate under the COMMUNITY BANK, N.A. name.

      The locations purchased and deposit values of each include:
Canandaigua in Ontario County, deposits of $33.2 million; Corning in Steuben County, deposit of $15.3 million; and Wellsville in Allegany County, deposits of $14.5 million. Pending regulatory approval, the current CBNA Canandaigua and Corning offices will be consolidated into the respective former Columbia Banking locations, which are larger and more convenient facilities.

      CBNA is recognized by VERIBANC,Inc. and several other bank monitoring and rating services as consistently achieving the highest levels of financial safety, soundness and strength.

      This branch acquisition is expected by management to positively impact future financial performance by gaining additional marketing and operational efficiencies, expanding market share in its primary trade areas, and capitalizing on the increasing value of the core deposits in a rising interest rate environment.

      COMMUNITY BANK is particularly pleased that it will now be able to bring its style of local, responsive banking to the new market of Wellsville. The Bank's customer service philosophy is based on local decision making, community commitment, and personalized service. Its now 36 banking offices are located largely in small towns and villages throughout the Finger Lakes Region, the Southern Tier including Southwestern New York, and Northern New York. It is dedicated to being a good neighbor and helping the communities in which it operated grow by converting local deposits into local loans.

      COMMUNITY BANK offers a full-range of high-quality products and services for both individuals and small businesses. These include FDIC insured checking and savings deposits, a variety of personal and commercial loans, personal and employee benefit trust services, and a range of nonbank financial products including annuities and mutual funds.

      The bank is a wholly-owned banking subsidiary of Community
Bank System, Inc., a registered bank holding company based in DeWitt, New York. It is listed on the NASDAQ national market under CBSI trading symbol.

                        #      #      #

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               COMMUNITY BANK SYSTEM, INC.
                                       (Registrant)



                               by:  /s/ David G. Wallace
                                    David G. Wallace
                                       Senior Vice President and
                                        Chief Financial Officer


Date:  August 15, 1994